UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 29, 2016, xG Technology, Inc. (the “Company”) received written notice (the “Notice”) from The NASDAQ Capital Market LLC (“Nasdaq”), that it had granted the Company an additional 180 calendar days, or until September 26, 2016, to regain compliance with the minimum bid price requirement of $1 per share for continued listing on Nasdaq, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii).

As previously reported, on September 29, 2015, the Company received written notice from Nasdaq notifying the Company that it was not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market, as the Company’s closing bid price for its common stock was below $1.00 per share for the last thirty (30) consecutive business days. In accordance with Nasdaq listing rules, the Company was afforded 180 calendar days, or until March 28, 2016, to regain compliance with Nasdaq Listing Rule 5550(a)(2). The Company was unable to regain compliance with the bid price requirement by March 28, 2016.

The Nasdaq determination to grant the second compliance period was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

To regain compliance, the bid price of the Company’s common stock must have a closing bid price of at least $1 per share for a minimum of 10 consecutive business days at any time during the second 180-day compliance period. The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options, including submitting a reverse stock split for approval by the Company’s stockholders. If a reverse stock split is approved by the stockholders, the Company’s Board of Directors will consider whether a reverse stock split is necessary and would facilitate the Company regaining compliance with the minimum bid price requirement by September 26, 2016. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or maintain compliance with the other listing requirements necessary for Company to maintain the listing of its common stock on the Nasdaq Capital Market.

Item 8.01	Other Events

On March 30, 2016, the Company issued a press release relating to the Notice, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2016		xG TECHONOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton Title: Chief Financial Officer